Exhibit 10.3

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of November 5, 2021, is entered into by and among Naked Brand Group Limited (ACN 619 054 938), an Australian company (“Parent”), Cenntro Automotive Group Limited, a Cayman Islands company limited by shares (“CAG”), and each undersigned shareholder of CAG (any such shareholder, a “Shareholder” and, together with Parent and CAG, the “Parties” and each a “Party”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Stock Purchase Agreement, dated as of November 5, 2021 (as amended, supplemented or otherwise modified from time to time, the “Stock Purchase Agreement” or the “SPA”), by and among Parent, CAG, and Cenntro Automotive Group Limited, a Hong Kong private company limited by shares and a wholly owned subsidiary of CAG (“CAG HK”), Cenntro Automotive Corporation, a Delaware corporation and a wholly owned subsidiary of CAG (“CAC”), and Cenntro Electric Group, Inc., a Delaware corporation and a wholly owned subsidiary of CAG (“CEG” and, collectively with CAG HK and CAC, the “Companies” and each a “Company”).

RECITALS

WHEREAS, as of the date of this Agreement, each Shareholder is the record holder, beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used), and has full voting power over ordinary and/or preferred shares of CAG set forth on such Shareholder’s signature page hereto (such ordinary and/or preferred shares of CAG and any additional ordinary or preferred shares of CAG that are hereafter held of record or beneficially owned by a Shareholder, collectively, the “CAG Shares”);

WHEREAS, Parent, CAG, and the Companies have entered into the Stock Purchase Agreement, pursuant to which CAG will sell (i) all of the issued and outstanding ordinary shares of CAG HK (the “CAG HK Shares”), (ii) all of the issued and outstanding shares of common stock, par value $0.001 per share, of CAC (the “CAC Shares”), and (iii) all of the issued and outstanding shares of common stock, par value $0.01 per share, of CEG (together with the CAG HK Shares and the CAC Shares, the “Company Shares”) to Parent in exchange for fully paid ordinary shares of Parent, on the terms and subject to the conditions set forth in the SPA (the “Acquisition”);

WHEREAS, Parent desires that each Shareholder agree, and each Shareholder is willing to agree, subject to the limitations herein and during the Applicable Period, (1) not to Transfer (as defined below) any of its CAG Shares, (2) to vote its CAG Shares (or cause its CAG Shares to be voted), or provide or cause to be provided a written consent in lieu thereof, in a manner so as to facilitate consummation of the Acquisition and the other transactions contemplated by the SPA, and (3) to undertake certain additional obligations pursuant to this Agreement; and

WHEREAS, Parent, CAG, and each Shareholder desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

article 1

VOTING AND TRANSFER OF CAG SHARES

1.1 Voting.

(a)The Shareholder irrevocably and unconditionally agrees, during the period beginning on the date of this Agreement and ending on the Expiration Date (the “Applicable Period”), at each meeting of CAG shareholders (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of CAG shareholders (a “Consent Solicitation”), which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after CAG requests such delivery, to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable) the CAG Shares set forth on the Shareholder’s signature page hereto and any additional CAG Shares that are hereafter held of record or beneficially owned by the Shareholder that are entitled to vote (or express consent or dissent in writing, as applicable), in each case as follows:

(i) in favor (including by executing and delivering, and not revoking or attempting or purporting to revoke, any written consents) of any proposal for CAG shareholders to approve the SPA, the Acquisition, and any other matters relating to CAG necessary for consummation of the transactions contemplated by the SPA (the “Matters”);

(ii) in favor of any proposal to adjourn a Meeting at which there is a proposal for CAG shareholders to approve any Matter to a later date if there are not sufficient votes to approve the Matter or if there are not sufficient CAG Shares present in person or represented by proxy at such Meeting to constitute a quorum;

(iii) against any proposal, offer or submission with respect to a CAG Competing Proposal or the adoption of any agreement to enter into a CAG Competing Proposal;

(iv) against any proposal for any amendment or modification of CAG’s Charter Documents that would change the voting rights of any CAG Shares or the number of votes required to approve any proposal, including the vote required to adopt the Matters; and

(v) against any action, transaction, agreement or proposal that would, or would reasonably be expected to (A) result in a breach of any representation, warranty, covenant or any other obligation or agreement of CAG and/or any of the Companies under the SPA or any agreement ancillary thereto or the Shareholder under this Agreement or any of the conditions to the consummation of the Acquisition under the SPA not being fulfilled on a timely basis, (B) prevent, delay or impair consummation of the Acquisition or dilute, in any material respect, the benefit of the Acquisition to Parent, or (C) facilitate any proposal, offer or submission with respect to a CAG Competing Proposal or any agreement to enter into a CAG Competing Proposal.

(b) Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1.1 shall be cast or expressed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or Consent Solicitation. For the avoidance of doubt, nothing contained herein requires the Shareholder (or entitles any proxy of the Shareholder) to convert, exercise or exchange any options, warrants or convertible securities in order to obtain any underlying CAG Shares.

(c) During the Applicable Period, the Shareholder agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.1.

1.2 No Transfers. During the Applicable Period, the Shareholder agrees not to, directly or indirectly, in one or more transactions, whether by merger, consolidation, division, operation of law, or otherwise (including by succession or otherwise by operation of applicable Legal Requirements): (a) sell, convey, assign, transfer, exchange, pledge, hypothecate or otherwise encumber or dispose of any CAG Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of CAG; (b) deposit any CAG Shares or any rights to acquire any securities or equity interests of CAG into a voting trust or enter into a voting agreement or any other arrangement with respect to any CAG Shares or any rights to acquire any securities or equity interests of CAG or grant or purport to grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the direct or indirect sale, conveyance, assignment, transfer, exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any CAG Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of CAG; (d) otherwise grant, permit or suffer the creation of any Lien on any CAG Shares, other than Permitted Liens; or (e) approve or commit or agree to take any of the foregoing actions (any action described in the immediately preceding sentence, a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers (i) between the Shareholder and any Affiliate of the Shareholder, (ii) if the Shareholder is an individual, to a trust for the benefit of the Shareholder or to any member of a Shareholder’s immediate family or a trust for the benefit of such immediate family member or (iii) if the Shareholder is an individual, by will, other testamentary document or under the laws of intestacy upon the death of Shareholder, in each case, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Annex A. Any Transfer or action in violation of this Section 1.2 shall be void ab initio. If any involuntary Transfer of any of CAG Shares occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such CAG Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Applicable Period.

2

1.3 Stop Transfer. The Shareholder shall not request that CAG register any transfer of any certificate or book-entry of CAG Shares or other uncertificated interest representing any CAG Shares made in violation of the restrictions set forth in Section 1.2 during the Applicable Period and hereby authorizes and instructs CAG to instruct its transfer agent, if any, to enter a stop transfer order with respect to all of the CAG Shares, subject to the provisions hereof; provided that any such stop transfer order will immediately be withdrawn and terminated by CAG following the termination of this Agreement.

1.4 Public Announcements; Filings; Disclosures.

(a) The Shareholder (and the Shareholder’s controlled Affiliates) shall not issue any press release or make any other public announcement or public statement (a “Public Communication”) with respect to this Agreement, the SPA, or the transactions contemplated hereby or thereby, without the prior written consent of Parent and CAG (such consent not to be unreasonably withheld, conditioned or delayed), except as required by applicable Legal Requirements, in which case the Shareholder shall use its reasonable best efforts to provide Parent and CAG and their respective legal counsel with a reasonable opportunity to review and comment on such Public Communication in advance of its issuance and shall give reasonable and good faith consideration to any such comments, or as contemplated by the Transaction.

(b) The Shareholder hereby consents to and authorizes CAG and Parent to publish and disclose in any Public Communication or in any disclosure required by the SEC and in the Registration Statement and Notice of Meeting prepared by Parent and filed with the SEC and ASIC relating to the Extraordinary General Meeting the Shareholder’s identity and ownership of CAG Shares and the Shareholder’s obligations under this Agreement (the “Shareholder Information”), consents to the filing of this Agreement, to the extent required by applicable Legal Requirements to be filed with the SEC or any regulatory authority relating to the Acquisition, and agrees to cooperate with Parent in connection with such filings, including providing Shareholder Information reasonably requested by Parent.

1.5 Non-Solicitation. The Shareholder acknowledges that the Shareholder has read Section 6.05 of the SPA. In addition, the Shareholder agrees that the restrictions imposed on CAG and the Companies pursuant to Section 6.05 of the SPA shall, during the Applicable Period, be binding upon the Shareholder mutatis mutandis and further agrees not to take (and agrees to cause its controlled Affiliates and its and their Representatives not to take), directly or indirectly, any action that would violate Section 6.05 of the SPA if such action were taken by CAG or any of the Companies.

1.6 No Agreement as Director or Officer. The Shareholder is entering into this Agreement solely in the Shareholder’s capacity as record or beneficial owner of CAG Shares and nothing herein is intended to or shall limit or affect any actions taken by the Shareholder or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Shareholder to the board of directors of CAG or of the Companies) of the Shareholder in his or her capacity as a manager or officer of CAG or any of the Companies (or a Subsidiary of CAG or any of the Companies) or other fiduciary capacity for CAG shareholders.

3

1.7 Acquisition of Additional CAG Shares. In the event that, during the Applicable Period, (a) any CAG Shares are issued to the Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any CAG Shares or (c) the Shareholder acquires the right to vote or share in the voting of any CAG Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the CAG Shares owned by the Shareholder as of the date hereof.

1.8 No Litigation. The Shareholder hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Authority (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the SPA or the transactions contemplated hereby or thereby (including any claim seeking to enjoin or delay the consummation of the Acquisition), (b) alleging a breach of any fiduciary duty of any Person or alleging that any Person aided or abetted any breach of any fiduciary duty of any Person in connection with this Agreement or the SPA or the transactions contemplated thereby or thereby, or (c) otherwise relating to the SPA, this Agreement or the Acquisition or other transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Shareholder from enforcing the Shareholder’s rights under this Agreement or the Shareholder’s right to receive its portion of the Acquisition Shares pursuant to the SPA and the Distribution.

1.9 Further Assurances. The Shareholder shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and to take such further actions as Parent or CAG may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the SPA.

article 2

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Parent and CAG as follows:

2.1 Organization; Authorization. In the event the Shareholder is an individual, the Shareholder has full power, right and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. In the event the Shareholder is a legal entity, (a) the Shareholder is an entity duly organized, validly existing and, to the extent such concept is recognized, in good standing under the applicable Legal Requirements of the Shareholder’s jurisdiction of its organization, (b) the Shareholder has all requisite corporate, limited liability company or similar power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform the Shareholder’s obligations under this Agreement and consummate the transactions contemplated by this Agreement, and (c) no approval by any holder of the Shareholder’s equity interests is necessary to approve this Agreement that has not been received as of the date hereof. This Agreement has been duly authorized, executed and delivered by the Shareholder and, in the event the Shareholder is an individual and is married and any of the Shareholder’s CAG Shares constitute community property or spousal approval is otherwise required in order for this Agreement to be a valid and binding obligation of the Shareholder, this Agreement has been duly authorized, executed and delivered by or on behalf of the Shareholder’s spouse, and this Agreement constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.2 Governmental Filings; No Violations; Certain Contracts. The execution, delivery and performance by the Shareholder of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby do not and will not (a) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to the Shareholder, (b) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (c) result in the creation of any encumbrance on any CAG Shares (other than under this Agreement) or (d) conflict with or result in a breach of or constitute a default under any provision of the Shareholder’s governing documents or any agreement (including any voting agreement) to which the Shareholder is a party.

4

2.3 Litigation. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement (a) there is no action, suit, demand, complaint, litigation, review, audit, hearing, arbitration, proceeding, investigation or similar dispute by or before any Governmental Authority or otherwise pending or, to the knowledge of the Shareholder, threatened against the Shareholder or any of its Affiliates, and (b) neither the Shareholder nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority.

2.4 Ownership of CAG Shares; Voting Power. The Shareholder’s signature page hereto correctly sets forth the Shareholder’s CAG Shares as of the date of this Agreement and, other than such CAG Shares, as of the date of this Agreement, there are no securities of CAG (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any securities of CAG) held of record or beneficially owned by the Shareholder or in respect of which the Shareholder has voting power. The Shareholder has not made any Transfer of CAG Shares and the Shareholder is the record holder and beneficial owner of all of its CAG Shares and has, and shall have throughout the Applicable Period, good and valid title to the CAG Shares and full voting power and power of disposition with respect to all such CAG Shares, free and clear of any Liens, except for any such Lien that (a) may be imposed pursuant to (i) this Agreement, the SPA and the transactions contemplated hereby and thereby, (ii) any applicable restrictions on transfer under applicable Legal Requirements (including securities laws) or (iii) CAG’s Charter Documents or the terms of any customary custody or similar agreement applicable to CAG Shares held in brokerage accounts, or (b) would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Shareholder perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shareholder’s CAG Shares other than pursuant to the SPA or as set forth in CAG’s Charter Documents.

2.5 Reliance. The Shareholder understands and acknowledges that Parent is relying upon the Shareholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Shareholder contained in this Agreement.

2.6 Finder’s Fees. Except as set forth in Schedule 3.26 to the SPA, no agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Parent, CAG, the Companies, or any of their respective Affiliates, in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder.

2.7 Registration Statement/Notice of Meeting. None of the information supplied in writing or to be supplied by the Shareholder specifically for inclusion or incorporation by reference in the Registration Statement, Notice of Meeting or any amendment or supplement thereto will, at the date of mailing of the Prospectus to the holders of CAG capital stock or at the time of the CAG Shareholder Meeting, or at the date of mailing of the Notice of Meeting to the Parent shareholders or at the time of the Extraordinary General Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.8 Other Agreements. The Shareholder has not taken or permitted any action that would or would reasonably be expected to (a) constitute or result in a breach hereof, (b) make any representation or warranty of the Shareholder set forth herein untrue or inaccurate or (c) otherwise restrict, limit or interfere with the performance of this Agreement, the SPA or the transactions contemplated by this Agreement or the SPA.

2.9 Adequate Information. The Shareholder acknowledges that the Shareholder is a sophisticated investor with respect to the Shareholder’s CAG Shares and has adequate information concerning the business and financial condition of CAG and Parent to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent, CAG, any of the Companies, or any Affiliate of Parent, CAG, or any of the Companies, and based on such information as the Shareholder has deemed appropriate, made the Shareholder’s own analysis and decision to enter into this Agreement. The Shareholder acknowledges that the Shareholder has received and reviewed this Agreement and the SPA and has had the opportunity to seek independent legal advice prior to executing this Agreement.

2.10 No Other Representations or Warranties. Except for the representations and warranties made by the Shareholder in this Article 2, neither the Shareholder nor any other Person makes any express or implied representation or warranty to Parent in connection with this Agreement or the transactions contemplated by this Agreement, and the Shareholder expressly disclaims any such other representations or warranties.

5

article 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND CAG

Each of Parent and CAG represents and warrants to the Shareholder as follows:

3.1 Organization. Such Party is a legal entity duly organized or incorporated, as applicable, validly existing and, to the extent such concept is recognized, in good standing under the laws under which it was incorporated.

3.2 Corporate Authority. Such Party has all requisite corporate power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Party and constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3 No Other Representations or Warranties. Except for the representations and warranties made by Parent and CAG in this Article 3, neither such Party nor any other Person makes any express or implied representation or warranty to the Shareholder in connection with this Agreement or the transactions contemplated by this Agreement, and the Shareholder expressly disclaims reliance upon, and the Shareholder acknowledges and agrees that such Party expressly disclaims, any such other representations or warranties.

article 4

GENERAL PROVISIONS

4.1 Termination. This Agreement, including the voting agreements contemplated by this Agreement, shall automatically terminate at the earliest to occur of: (a) immediately prior to the Closing; (b) the termination of the SPA pursuant to Article VIII thereof; or (c) the effective date of a written agreement duly executed and delivered by Parent, CAG and the Shareholder terminating this Agreement (the date and time at which the earliest of clause (a), (b), and (c) occurs being, the “Expiration Date”); provided, however, that, in the case of any termination pursuant to clause (a), Section 1.4 (Public Announcements; Filings; Disclosure), Section 1.8 (No Litigation) and Section 1.9 (Further Assurances) and this Article 4 shall survive such termination. Nothing set forth in this Section 4.1 or elsewhere in this Agreement shall relieve any Party of any liability or damages to any other Party for any intentional and willful breach of this Agreement by such Party prior to such termination or actual and intentional fraud in connection with, arising out of or otherwise related to the representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

4.2 Notices. All notices and other communications between the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Parent:

Naked Brand Group Limited

Level 61, MLC Centre

25 Martin Place

Sydney, NSW 2000

Australia

Attention:Justin Davis-Rice

E-mail: justin.davis@nakedbrands.com

With copies to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: Jeffrey M. Gallant / Eric T. Schwartz

E-mail: jgallant@graubard.com / eschwartz@graubard.com

6

If to CAG or any of the Companies:

Cenntro Automotive Group Limited

c/o Cenntro Electric Group, Inc.

501 Okerson Road

Freehold, New Jersey 07728

Attention:Peter Z. Wang

Email:peterw@cenntromotors.com

with copies to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

31 West 52nd Street

New York, New York 10019

Attention: Jonathan J. Russo / Ted Powers III

Email: jonathan.russo@pillsburylaw.com / ted.powers@pillsbury.com

If to the Shareholder, to the Shareholder’s address set forth on a signature page hereto.

4.3 Expenses. Except as otherwise provided herein or in the SPA, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Acquisition is consummated.

4.4 Counterparts; Electronic Delivery. This Agreement, and the consummation thereof, may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

4.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements between the Parties as contemplated by or referred to herein, including the annexes hereto (a) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties and any of their respective Affiliates with respect to the transactions contemplated hereby; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties, except as expressly set forth or referenced in this Agreement and the SPA.

4.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to modify this Agreement to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of such void or unenforceable provision.

7

4.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section shall not be required to provide any bond or other security in connection with any such injunction.

4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware, regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

4.9 Consent to Jurisdiction; WAIVER OF TRIAL BY JURY. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court in the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal courts of the United States of America sitting in the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and manner of service of process. Each Party hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein. Without limiting the foregoing, each Party agrees that service of process on such Party in accordance with Section 4.2 shall be deemed effective service of process on such Party and each Party waives any further argument that such service is insufficient. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.10 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

4.11 Amendment. This Agreement may be amended by the Parties at any time only by execution of an instrument in writing signed on behalf of each of the Parties.

[Signature Page Follows]

8

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

EXECUTED by NAKED BRAND GROUP LIMITED ACN 619 054 938 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of Director	Signature of Director / Company Secretary (delete as applicable)

Name of Director (Please print)	Name of Director / Company Secretary (Please print)

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

CENNTRO AUTOMOTIVE GROUP LIMITED, a Cayman Islands company limited by shares

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER

If individual:

Signature of Shareholder

Printed Name of Shareholder

Signature of Shareholder’s Spouse (if applicable)	Printed Name of Shareholder’s Spouse (if applicable)

If entity:

Printed Name of Entity

By:
Name:
Title:

Address of Shareholder:

Series	CAG Shares Owned Beneficially	CAG Shares Held of Record	CAG Shares Over Which the Shareholder has Full Voting Power

Note: Please indicate class, series and subseries of CAG Shares, as applicable.

[Signature Page to Support Agreement]

ANNEX A

FORM OF JOINDER

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support Agreement, dated as of [●], 2021 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and between Parent, CAG, and the CAG shareholders party thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Shareholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Shareholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [●], 20[●]
By:
Name:
Title:

Address for Notices:

With copies to: